Exhibit 99.1
News Release

For Immediate Release	Contact: Bob Lougee (703) 721-3080
Wednesday, March 5, 2008
USA Mobility Reports Fourth Quarter and 2007 Operating Results
Subscriber and Revenue Trends Improve, Expenses Decline;
Core Market Segments Show Continued Progress;
$98.3 Million in Capital Returned to Stockholders
Alexandria, VA (March 5, 2008) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced operating results for the fourth quarter and year ended December 31, 2007.
Total revenue for the fourth quarter was $100.2 million, compared to $105.4 million in the third quarter of 2007 and $116.0 million in the fourth quarter of 2006. EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) for the fourth quarter of 2007 was $24.5 million, or 24.5 percent of revenue, and operating income was $13.6 million. Total revenue for 2007 was $424.6 million, compared to $497.7 million in 2006. EBITDA for 2007 was $124.5 million, or 29.3 percent of revenue, while operating income was $75.8 million.
The Company reported a net loss of $46.7 million, or $1.70 per fully diluted share, for the fourth quarter, compared to net income of $8.3 million, or $0.30 per fully diluted share, in the fourth quarter of 2006. The loss primarily resulted from a $54.3 million income tax expense in the fourth quarter due to a reduction in the carrying value of deferred income tax assets. Absent the incremental income tax expense, net income for the fourth quarter would have been $7.6 million, or $0.28 per fully diluted share. The higher income tax expense resulted in a net loss for the year of $5.2 million, or $0.19 per fully diluted share, from $40.2 million, or $1.46 per fully diluted share, in 2006. Third quarter net income has been adjusted to reflect a change in income tax expense due to the lapse of the statute of limitations on the 2003 income tax liabilities.

Key results for the fourth quarter and 2007 included:
•	Quarterly net unit losses slowed to 135,000 in the fourth quarter from 193,000 in the first quarter, while the quarterly rate of unit erosion improved to 3.7 percent in the fourth quarter from 4.7 percent in the first quarter. The annual rate of unit erosion declined to 15.1 percent in 2007 from 16.0 percent in 2006. Net unit losses were 620,000 in 2007 versus 781,000 in 2006. Total units in service at year-end 2007 were 3,485,000, compared to 4,105,000 a year earlier.

•	The quarterly rate of revenue erosion increased to 5.0 percent in the fourth quarter from 3.9 percent in the first quarter. However, the year-over-year rate of revenue decline improved from 19.5 percent in 2006 to 14.7 percent in 2007, the Company’s slowest rate of revenue decline in years.

•	Operating expenses, excluding depreciation, amortization and accretion, were $75.7 million for the fourth quarter, a reduction of $9.5 million, or 11.2 percent, from $85.2 million in the year-earlier quarter. For the full year, operating expenses declined by $57.2 million, or 16.0 percent, to $300.1 million from $357.3 million in 2006. Expense reduction during the year was largely due to network rationalization, staff reductions and company-wide cost efficiencies.

•	Average revenue per unit (ARPU) was $8.62 for the fourth quarter, an increase from $8.57 in the fourth quarter of 2006. For the year, ARPU totaled $8.55, compared to $8.60 in 2006. ARPU levels remained stable during 2007 due principally to structural pricing changes and a reduction in the rate of billing and service credits.

•	EBITDA as a percentage of revenue, or EBITDA margin, was 24.5 percent in the fourth quarter, compared to 26.6 percent the year-earlier quarter.

•	Capital expenses totaled $18.3 million in 2007, compared to $21.0 million in 2006.

•	The Company generated $96.3 million in cash during the year from operating and investing activities and had a cash balance of $64.5 million at December 31, 2007.

•	During the year the Company distributed to stockholders quarterly cash distributions of $0.65 per share of common stock plus a special distribution of $1.00 per share in the second quarter. Combined, the cash distributions represented a return of capital to stockholders of $98.3 million.

•	The number of full-time equivalent employees declined from 1,235 at the beginning of the year to 1,003 at year end as a result of ongoing consolidation and expense control initiatives.

“We made excellent progress in the fourth quarter and during 2007,” said Vincent D. Kelly, president and chief executive officer. “We continued to operate the Company profitably while meeting our primary operating goals, reducing costs, increasing organizational efficiencies and expanding product offerings to our core market subscribers throughout the country. Despite ongoing competitive challenges, subscriber and revenue trends continued to improve, prices remained stable and we generated a sufficient level of cash flow to return capital to stockholders in the form of cash distributions.”
Kelly said the Company continued to concentrate its sales and marketing efforts during the year around its core market segments of Healthcare, Government and Large Enterprise. “At year end, our core market segments represented 77.6 percent of our direct subscriber base, compared with 67.7 percent at December 31, 2006, with Healthcare alone representing 42.1 percent. In addition, these core market segments made up approximately 68.1 percent of our direct paging revenue in 2007, compared to 57.2 percent in 2006. During the year,” he added, “we announced several new products and services designed to support our core customers. They included the nation’s first wide area coaster pager, called ReadyCall, to help hospital administrators ease congestion in patient waiting areas, an alliance with WeatherBug Professional to provide severe weather alerts to first responder organizations, and a customized paging solution, called PageSync, which gives customers using BlackBerry® smartphones paging reliability and multiple features in a single device. Going forward,” Kelly said, “we look to broaden our presence and create new sales and service opportunities in these core market segments.”
Consistent with its stated strategy, Kelly said USA Mobility generated sufficient cash flow in 2007 to again return capital to stockholders. The Company paid quarterly cash distributions of $0.65 per share and a special distribution of $1.00 per share in the second quarter, returning a total of $98.3 million in capital to stockholders during the year. “In addition,” Kelly noted, “our Board of Directors on February 13, 2008, declared a $0.65 per share quarterly cash distribution for stockholders of record as of February 25th, payable on March 13th. Similar to previous distributions, we expect the entire amount of the March 13th cash distribution to be paid as a return of capital.”
Kelly cautioned investors, however, that the rate at which the Company will continue to return capital to stockholders would depend largely on future operating results as well as various other business factors. “Additionally, in light of the deterioration in our stock price over the last nine months, as well as increased flexibility we have under Section 382, the Board of Directors is evaluating our strategy for returning capital to stockholders which may include periodic recurring cash distributions, special cash distributions, a stock repurchase program, or a combination of these alternatives.”

He also pointed out that a regulatory decision made during 2007 eventually could have a significant impact on the Company’s network cost structure and capital allocation strategy. “Last October the Federal Communications Commission (FCC) issued an Order on Reconsideration (Back-Up Power Order) requiring large commercial mobile radio service (CMRS) providers, including USA Mobility, to have at least eight hours of back-up power at each transmission site to minimize communications outages during emergencies. We do not believe the Back-Up Power Order should apply to paging carriers for a variety of reasons, including the unique simulcast and high-power network architecture of paging. Accordingly, along with numerous other wireless providers and trade associations, we appealed the Back-Up Power Order in January to the DC Circuit Court of Appeals. We expect the appeal to be heard around mid-year.”
Thomas L. Schilling, chief operating officer and chief financial officer, said: “We continued to strengthen our financial position in 2007, principally through ongoing cost reduction initiatives including our network rationalization program and efforts to ‘right size’ our organization as demand for paging products remained slow. While subscriber disconnect rates were higher than forecast, however, we continued to generate strong cash flow during the year and are pleased with our overall financial results.”
Schilling said the improvement in the rate of annual revenue erosion to 14.7 percent from 19.5 percent resulted in part from structural price increases in 2007 in selected distribution channels and improvements in the rate of service credits. “Total paging ARPU increased to $8.62 in the fourth quarter from $8.57 in the fourth quarter of 2006,” he noted, “while indirect ARPU increased to $5.06 from $4.92 in the year-earlier quarter and was our highest level of indirect ARPU in several years.” Schilling cautioned, however, that ARPU would likely trend downward going forward since further price increases were unlikely in the near term.
Commenting on the reduction of deferred income tax assets (DTAs) in the fourth quarter, Schilling explained: “Accounting rules require us to evaluate whether or not the Company will use all of its DTAs to offset future taxable income. As a result, based on current trends for subscribers, revenue, operating expenses and capital expenses — which, of course, are subject to change — we projected future levels of taxable income that mandated a reduction in the carrying value of our DTAs based on our effective tax rate of approximately 38 percent. Going forward, we will continue to evaluate our operating trends and will adjust the carrying value of our DTAs, either up or down, as circumstances warrant.”
Schilling also commented on the Company’s financial guidance. “We are pleased the financial guidance we provided for 2007 was largely on target,” he noted. “Total revenue of $424.6 million was within our guidance range of $420 million to $425 million; operating expenses (excluding depreciation, amortization and accretion) of $300.1 million were slightly above the revised guidance range of $293 million to $298 million; and capital expenses of $18.3 million were within the guidance range of $18 million to $20 million. With respect to guidance for 2008, the Company expects revenue to be in a range from $345 million to $355 million, operating expenses (excluding depreciation, amortization and accretion) to be in a range from $250 million to $255 million, and capital expenses in a range from $18 million to $20 million.”
* * * * * * * * *
USA Mobility plans to host a conference call for investors on its fourth quarter and 2007 results at 11:00 a.m. Eastern Time on Thursday, March 6, 2008. The dial-in number for the call is 888-708-5691 (toll-free) or 913-981-5560 (toll). The pass code for the call is 9699744. A replay of the call will be available from 4:00 p.m. ET on March 6 until 11:59 p.m. on Thursday, March 20. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 9699744.
* * * * * * * * *
About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility‘s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to over 70 percent of the Fortune 1000 companies. The Company operates nationwide networks for both one-way paging and advanced two-way messaging services. In addition, USA Mobility offers mobile voice and data services through Sprint Nextel, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07	6/30/07	9/30/07 (b)	12/31/07
Revenues:
Paging service	$125,673	$118,872	$112,129	$107,520	$104,003	$98,248	$95,393	$91,825
Cellular	2,026	2,096	1,728	1,877	2,087	2,497	2,035	1,705
Product sales	6,131	5,180	4,851	5,394	4,400	5,335	6,851	5,618
Other	1,062	1,057	845	1,253	1,052	1,390	1,145	1,040

Total revenues	134,892	127,205	119,553	116,044	111,542	107,470	105,424	100,188

Operating expenses:
Cost of products sold	786	1,169	1,184	698	687	1,508	2,435	1,603
Service, rental and maintenance	48,092	44,769	42,489	41,770	39,033	39,356	36,746	36,795
Selling and marketing	11,059	11,118	10,929	10,796	10,242	9,975	9,891	8,720
General and administrative	36,142	32,208	30,994	28,533	26,448	23,297	23,606	23,316
Severance and restructuring	170	321	682	3,413	17	—	1,177	5,235
Depreciation, amortization and accretion	18,794	18,900	18,361	17,244	13,318	12,450	12,048	10,872

Total operating expenses	115,043	108,485	104,639	102,454	89,745	86,586	85,903	86,541

% of total revenues	85.3%	85.3%	87.5%	88.3%	80.5%	80.6%	81.5%	86.4%

Operating income	19,849	18,720	14,914	13,590	21,797	20,884	19,521	13,647

% of total revenues	14.7%	14.7%	12.5%	11.7%	19.5%	19.4%	18.5%	13.6%

Interest income, net	549	1,023	717	1,579	951	932	856	709
Other income (expense), net	62	988	103	(353)	(516)	826	1,038	802

Income before income tax expense	20,460	20,731	15,734	14,816	22,232	22,642	21,415	15,158
Income tax expense	8,195	9,779	7,075	6,511	9,206	9,676	5,947	61,816

Net income (loss)	$12,265	$10,952	$8,659	$8,305	$13,026	$12,966	$15,468	$(46,658)

Basic net income (loss) per common share	$0.45	$0.40	$0.32	$0.30	$0.47	$0.47	$0.56	$(1.70)

Diluted net income (loss) per common share	$0.45	$0.40	$0.31	$0.30	$0.47	$0.47	$0.56	$(1.70)

Basic weighted average common shares outstanding	27,397,307	27,399,533	27,400,853	27,401,492	27,434,418	27,440,094	27,445,028	27,450,035

Diluted weighted average common shares	27,503,230	27,587,958	27,575,039	27,596,451	27,578,066	27,570,346	27,594,513	27,450,035
outstanding

Reconciliation of operating income to EBITDA (c):
Operating income	$19,849	$18,720	$14,914	$13,590	$21,797	$20,884	$19,521	$13,647
Add back: depreciation, amortization and accretion	18,794	18,900	18,361	17,244	13,318	12,450	12,048	10,872

EBITDA	$38,643	$37,620	$33,275	$30,834	$35,115	$33,334	$31,569	$24,519

% of total revenues	28.6%	29.6%	27.8%	26.6%	31.5%	31.0%	29.9%	24.5%

(a)	Slight variations in totals are due to rounding.

(b)	Income tax expense increased by $4,838,000. This increase reflects a change in recognizing the lapse of the statute of limitations on the 2003 income tax liabilities.

(c)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY (a)
(unaudited and in thousands)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07	6/30/07	9/30/07	12/31/07
Units in service

Beginning units in service
Direct one-way	3,835	3,678	3,547	3,429	3,318	3,179	3,071	2,961
Direct two-way	348	324	307	292	280	263	245	232

Total direct	4,183	4,002	3,854	3,721	3,598	3,442	3,316	3,193

Indirect one-way	603	535	483	449	417	378	346	330
Indirect two-way	100	97	94	89	90	92	95	97

Total indirect	703	632	577	538	507	470	441	427

Total beginning units in service	4,886	4,634	4,431	4,259	4,105	3,912	3,757	3,620

Gross placements
Direct one-way	108	119	120	112	91	112	107	81
Direct two-way	15	15	15	15	12	14	13	10

Total direct	123	134	135	127	103	126	120	91

Indirect one-way	24	18	24	36	19	25	35	29
Indirect two-way	4	5	5	7	8	8	7	7

Total indirect	28	23	29	43	27	33	42	36

Total gross placements	151	157	164	170	130	159	162	127

Gross disconnects
Direct one-way	(265)	(250)	(238)	(222)	(230)	(220)	(217)	(188)
Direct two-way	(39)	(32)	(30)	(29)	(29)	(32)	(26)	(21)

Total direct	(304)	(282)	(268)	(251)	(259)	(252)	(243)	(209)

Indirect one-way	(92)	(70)	(58)	(68)	(58)	(57)	(51)	(47)
Indirect two-way	(8)	(8)	(10)	(4)	(6)	(5)	(5)	(6)

Total indirect	(100)	(78)	(68)	(72)	(64)	(62)	(56)	(53)

Total gross disconnects	(404)	(360)	(336)	(323)	(323)	(314)	(299)	(262)

Net gain (loss)
Direct one-way	(157)	(131)	(118)	(111)	(139)	(108)	(110)	(107)
Direct two-way	(24)	(17)	(15)	(12)	(17)	(18)	(13)	(11)

Total direct	(181)	(148)	(133)	(123)	(156)	(126)	(123)	(118)

Indirect one-way	(68)	(52)	(34)	(32)	(39)	(32)	(16)	(18)
Indirect two-way	(4)	(3)	(5)	1	2	3	2	1

Total indirect	(72)	(55)	(39)	(31)	(37)	(29)	(14)	(17)

Total net change	(253)	(203)	(172)	(154)	(193)	(155)	(137)	(135)

Ending units in service
Direct one-way	3,678	3,547	3,429	3,318	3,179	3,071	2,961	2,854
Direct two-way	324	307	292	280	263	245	232	221

Total direct	4,002	3,854	3,721	3,598	3,442	3,316	3,193	3,075

Indirect one-way	535	483	449	417	378	346	330	312
Indirect two-way	97	94	89	90	92	95	97	98

Total indirect	632	577	538	507	470	441	427	410

Total ending units in service	4,634	4,431	4,259	4,105	3,912	3,757	3,620	3,485

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(unaudited)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07	6/30/07	9/30/07	12/31/07
ARPU
Direct one-way	$8.17	$8.06	$7.95	$7.86	$7.96	$7.87	$7.98	$7.93
Direct two-way	23.61	23.75	23.27	23.61	23.91	24.02	24.17	24.06

Total direct	9.44	9.32	9.16	9.09	9.18	9.08	9.16	9.09

Indirect one-way	4.53	4.59	4.49	4.56	4.45	4.12	4.35	4.11
Indirect two-way	6.93	6.99	6.53	6.63	6.30	6.10	5.30	8.20

Total indirect	4.89	4.97	4.82	4.92	4.79	4.53	4.56	5.06

Total one-way	7.69	7.63	7.54	7.49	7.57	7.48	7.61	7.55
Total two-way	19.85	19.87	19.35	19.55	19.46	19.18	18.74	19.30

Total paging ARPU	$8.80	$8.74	$8.60	$8.57	$8.65	$8.54	$8.62	$8.62

Gross disconnect rate (b)
Direct one-way	-6.9%	-6.8%	-6.7%	-6.5%	-6.9%	-6.9%	-7.1%	-6.4%
Direct two-way	-11.1%	-9.8%	-9.8%	-9.8%	-10.4%	-12.2%	-10.5%	-9.1%

Total direct	-7.3%	-7.0%	-7.0%	-6.7%	-7.2%	-7.3%	-7.3%	-6.6%

Indirect one-way	-15.3%	-13.1%	-12.0%	-15.1%	-14.0%	-15.0%	-14.7%	-14.1%
Indirect two-way	-7.6%	-8.2%	-10.6%	-4.7%	-6.2%	-5.9%	-5.7%	-6.7%

Total indirect	-14.2%	-12.4%	-11.8%	-13.3%	-12.6%	-13.2%	-12.8%	-12.5%

Total one-way	-8.1%	-7.6%	-7.3%	-7.5%	-7.7%	-7.8%	-7.8%	-7.1%
Total two-way	-10.2%	-9.5%	-10.0%	-8.6%	-9.4%	-10.4%	-9.2%	-8.4%

Total paging gross disconnect rate	-8.3%	-7.8%	-7.6%	-7.6%	-7.9%	-8.0%	-8.0%	-7.2%

Net gain / loss rate (c)
Direct one-way	-4.1%	-3.6%	-3.3%	-3.2%	-4.2%	-3.4%	-3.6%	-3.6%
Direct two-way	-6.8%	-5.2%	-4.9%	-4.1%	-5.9%	-6.9%	-5.3%	-4.6%

Total direct	-4.3%	-3.7%	-3.5%	-3.3%	-4.3%	-3.6%	-3.7%	-3.7%

Indirect one-way	-11.3%	-9.8%	-7.1%	-7.1%	-9.5%	-8.5%	-4.6%	-5.4%
Indirect two-way	-3.6%	-2.9%	-4.9%	1.0%	2.5%	3.2%	2.1%	0.8%

Total indirect	-10.2%	-8.7%	-6.8%	-5.7%	-7.3%	-6.2%	-3.2%	-4.0%

Total one-way	-5.1%	-4.3%	-3.8%	-3.7%	-4.8%	-3.9%	-3.7%	-3.8%
Total two-way	-6.1%	-4.7%	-4.9%	-2.9%	-3.9%	-4.2%	-3.3%	-3.0%

Total paging net gain / loss rate	-5.2%	-4.4%	-3.9%	-3.6%	-4.7%	-4.0%	-3.7%	-3.7%

(a)	Slight variations in totals are due to rounding.

(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(c)	Net gain / loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY CUSTOMER SEGMENT (a)
(unaudited)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07	6/30/07	9/30/07	12/31/07
Gross placement rate (b)
Healthcare	3.8%	4.5%	4.1%	4.2%	3.6%	4.8%	4.5%	3.6%
Government	2.2%	2.3%	2.6%	2.1%	2.2%	2.5%	2.5%	2.0%
Large enterprise	2.6%	3.0%	3.8%	3.9%	2.7%	3.0%	2.9%	2.7%
Other	2.7%	3.0%	3.3%	3.1%	2.6%	3.2%	3.4%	2.4%

Total direct	2.9%	3.3%	3.5%	3.4%	2.9%	3.7%	3.6%	2.8%
Total indirect	4.0%	3.7%	5.1%	7.8%	5.3%	6.9%	9.6%	8.5%

Total	3.1%	3.4%	3.7%	4.0%	3.2%	4.1%	4.3%	3.5%

Gross disconnect rate (b)
Healthcare	-4.6%	-4.7%	-5.3%	-4.6%	-4.6%	-5.0%	-5.6%	-5.0%
Government	-5.7%	-6.3%	-5.9%	-5.8%	-5.8%	-6.4%	-6.8%	-6.0%
Large enterprise	-7.7%	-7.4%	-6.9%	-6.8%	-8.4%	-9.3%	-7.6%	-6.9%
Other	-10.3%	-9.5%	-9.3%	-9.5%	-10.9%	-10.5%	-10.5%	-9.5%

Total direct	-7.3%	-7.0%	-7.0%	-6.7%	-7.2%	-7.3%	-7.3%	-6.6%
Total indirect	-14.2%	-12.4%	-11.8%	-13.3%	-12.6%	-13.2%	-12.8%	-12.5%

Total	-8.3%	-7.8%	-7.6%	-7.6%	-7.9%	-8.0%	-8.0%	-7.2%

Net loss rate (b)
Healthcare	-0.7%	-0.2%	-1.1%	-0.4%	-1.1%	-0.2%	-1.0%	-1.3%
Government	-3.5%	-4.1%	-3.3%	-3.6%	-3.6%	-3.8%	-4.3%	-4.0%
Large enterprise	-5.1%	-4.3%	-3.0%	-2.9%	-5.7%	-6.2%	-4.6%	-4.3%
Other	-7.5%	-6.6%	-6.1%	-6.4%	-8.3%	-7.2%	-7.2%	-7.1%

Total direct	-4.3%	-3.7%	-3.5%	-3.3%	-4.3%	-3.6%	-3.7%	-3.7%
Total indirect	-10.2%	-8.7%	-6.8%	-5.7%	-7.3%	-6.2%	-3.2%	-4.0%

Total	-5.2%	-4.4%	-3.9%	-3.6%	-4.7%	-4.0%	-3.7%	-3.7%

End of period units in service % of total (b)
Healthcare	29.0%	30.5%	31.5%	32.5%	33.6%	35.0%	36.2%	37.1%
Government	16.4%	16.4%	16.6%	16.5%	17.9%	18.0%	17.8%	17.8%
Large enterprise	10.2%	10.2%	10.1%	10.3%	13.8%	13.6%	13.5%	13.5%
Other	30.8%	29.9%	29.2%	28.3%	22.6%	21.7%	20.7%	19.8%

Total direct	86.4%	87.0%	87.4%	87.6%	88.0%	88.3%	88.2%	88.2%
Total indirect	13.6%	13.0%	12.6%	12.4%	12.0%	11.7%	11.8%	11.8%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnet and net loss rates.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR
ACTIVATIONS (a)
(unaudited)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07	6/30/07	9/30/07	12/31/07
Account size ending units in service (000’s)
1 to 3 units	358	327	300	275	251	232	216	200
4 to 10 units	203	188	175	163	150	139	129	120
11 to 50 units	489	456	426	398	368	344	319	298
51 to 100 units	265	249	238	226	215	200	189	176
101 to 1,000 units	1,068	1,027	999	967	924	898	856	827
>1,000 units	1,619	1,607	1,583	1,568	1,534	1,503	1,483	1,454

Total	4,002	3,854	3,721	3,598	3,442	3,316	3,193	3,075

End of period units in service % of total direct
1 to 3 units	8.9%	8.5%	8.1%	7.7%	7.3%	7.0%	6.8%	6.5%
4 to 10 units	5.1%	4.9%	4.7%	4.5%	4.4%	4.2%	4.1%	3.9%
11 to 50 units	12.2%	11.8%	11.4%	11.1%	10.7%	10.4%	10.0%	9.7%
51 to 100 units	6.6%	6.5%	6.4%	6.3%	6.2%	6.0%	5.9%	5.7%
101 to 1,000 units	26.7%	26.6%	26.9%	26.9%	26.9%	27.1%	26.8%	26.9%
>1,000 units	40.5%	41.7%	42.5%	43.6%	44.6%	45.3%	46.5%	47.3%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-7.8%	-8.7%	-8.0%	-8.3%	-9.0%	-7.6%	-6.6%	-7.6%
4 to 10 units	-8.2%	-7.5%	-6.9%	-6.6%	-7.9%	-7.6%	-7.0%	-7.5%
11 to 50 units	-7.2%	-6.8%	-6.5%	-6.6%	-7.5%	-6.4%	-7.3%	-6.6%
51 to 100 units	-7.0%	-6.2%	-4.2%	-5.2%	-4.9%	-6.9%	-5.7%	-6.4%
101 to 1,000 units	-5.8%	-3.8%	-2.7%	-3.2%	-4.4%	-2.8%	-4.7%	-3.3%
>1,000 units	-5.0%	-0.7%	-1.6%	-0.9%	-2.2%	-2.0%	-1.3%	-2.0%

Total	-4.3%	-3.7%	-3.5%	-3.3%	-4.3%	-3.6%	-3.7%	-3.7%

Account size ARPU
1 to 3 units	$14.02	$14.14	$14.07	$14.18	$14.68	$14.67	$14.90	$14.83
4 to 10 units	13.02	13.08	12.99	13.07	13.41	13.40	13.68	13.62
11 to 50 units	10.88	10.81	10.72	10.76	10.95	10.93	11.15	11.07
51 to 100 units	9.59	9.53	9.39	9.30	9.44	9.48	9.74	9.74
101 to 1,000 units	8.34	8.29	8.21	8.18	8.24	8.24	8.35	8.38
>1,000 units	8.18	8.05	7.89	7.91	7.93	7.80	7.86	7.81

Total	$9.44	$9.32	$9.16	$9.09	$9.18	$9.08	$9.16	$9.09

Cellular revenue
Number of activations	6,829	6,969	6,374	5,818	5,450	8,046	5,579	5,070

Revenue from cellular services (000’s)	$2,026	$2,096	$1,728	$1,877	$2,087	$2,497	$2,035	$1,705

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07	6/30/07	9/30/07	12/31/07
Cost of products sold	$786	$1,169	$1,184	$698	$687	$1,508	$2,435	$1,603

Service, rental and maintenance
Site rent	26,099	25,021	24,314	24,204	22,284	22,115	20,705	19,602
Telecommunications	9,099	8,480	7,343	7,185	7,058	6,622	5,289	6,356
Payroll and related	7,046	6,578	6,517	6,136	6,488	6,657	6,871	6,878
Stock based compensation	81	83	78	78	31	30	26	25
Other	5,767	4,607	4,237	4,167	3,172	3,932	3,855	3,934

Total service, rental and maintenance	48,092	44,769	42,489	41,770	39,033	39,356	36,746	36,795

Selling and marketing
Payroll and related	7,709	7,317	6,996	6,902	6,740	6,259	5,984	5,517
Commissions	2,226	2,373	2,407	2,577	2,170	2,386	2,140	2,056
Stock based compensation	171	166	178	55	93	91	67	52
Other	953	1,262	1,348	1,262	1,239	1,239	1,700	1,095

Total selling and marketing	11,059	11,118	10,929	10,796	10,242	9,975	9,891	8,720

General and administrative
Payroll and related	12,330	11,412	9,517	9,287	9,560	9,343	9,487	8,744
Stock based compensation	431	461	484	462	304	299	214	180
Bad debt	1,790	1,705	2,035	1,975	1,402	1,075	854	1,015
Facility rent	4,104	3,973	3,468	3,408	2,947	3,066	2,614	2,177
Telecommunications	2,248	1,982	1,858	1,714	1,764	1,526	1,402	1,366
Outside services	6,419	5,631	6,162	7,122	5,504	5,222	5,136	4,854
Taxes, licenses and permits	4,149	2,708	3,036	(501)	2,316	(20)	1,815	2,218
Other	4,671	4,336	4,434	5,066	2,651	2,786	2,084	2,762

Total general and administrative	36,142	32,208	30,994	28,533	26,448	23,297	23,606	23,316

Severance and restructuring	170	321	682	3,413	17	—	1,177	5,235
Depreciation, amortization and accretion	18,794	18,900	18,361	17,244	13,318	12,450	12,048	10,872

Operating expenses	$115,043	$108,485	$104,639	$102,454	$89,745	$86,586	$85,903	$86,541

Capital expenses	$4,424	$4,595	$5,152	$6,819	$5,086	$3,525	$4,528	$5,184

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(in thousands)

	12/31/06	12/31/07
Assets
Current assets:
Cash and cash equivalents	$66,507	$64,542
Accounts receivable, net	26,364	28,044
Prepaid expenses and other	12,294	8,608
Deferred income tax assets, net	18,399	8,267

Total current assets	123,564	109,461
Property and equipment, net	91,562	75,669
Goodwill	159,438	188,170
Intangible assets, net	26,339	16,929
Deferred income tax assets, net	180,244	86,219
Other assets	7,067	7,634

Total assets	$588,214	$484,082

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$63,979	$53,418
Distributions payable	435	93
Customer deposits	2,250	1,592
Deferred revenue	16,194	12,059

Total current liabilities	82,858	67,162
Other long-term liabilities	29,384	43,352

Total liabilities	112,242	110,514

Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	475,969	373,565
Retained earnings	—	—

Total stockholders’ equity	475,972	373,568

Total liabilities and stockholders’ equity	$588,214	$484,082

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(in thousands)

	For the twelve months ended
	12/31/06	12/31/07
Cash flows from operating activities:
Net income (loss)	$40,181	$(5,198)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	73,299	48,688
Deferred income tax expense	16,197	91,995
Amortization of stock based compensation	2,728	1,412
Provisions for doubtful accounts, service credits and other	17,204	8,561
Non-cash tax accrual adjustments	(3,467)	(6,789)
Loss/(gain) on disposals of property and equipment	601	(169)
Changes in assets and liabilities:
Accounts receivable	(6,816)	(10,240)
Prepaid expenses and other	(395)	2,706
Intangibles and other long-term assets	(2,746)	(582)
Accounts payable and accrued liabilities	816	(6,538)
Customer deposits and deferred revenue	(2,584)	(4,793)
Other long-term liabilities	12,224	(4,768)

Net cash provided by operating activities	147,242	114,285

Cash flows from investing activities:
Purchases of property and equipment	(20,990)	(18,323)
Proceeds from disposals of property and equipment	200	323
Receipts from long-term notes receivable	1,425	—

Net cash used in investing activities	(19,365)	(18,000)

Cash flows from financing activities:
Repayment of long-term debt	(13)	—
Cash distributions to stockholders	(98,904)	(98,250)

Net cash used in financing activities	(98,917)	(98,250)

Net increase (decrease) in cash and cash equivalents	28,960	(1,965)
Cash and cash equivalents, beginning of period	37,547	66,507

Cash and cash equivalents, end of period	$66,507	$64,542

Supplemental disclosure:
Interest paid	$34	$13

Income taxes paid (state and local)	$49	$70

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(in thousands, except share and per share amounts)

	For the year ended
	December 31,
	2006	2007
Revenue:
Paging service	$464,194	$389,469
Cellular	7,727	8,324
Product sales	21,556	22,204
Other	4,217	4,627

Total revenue	497,694	424,624

Operating expenses:
Cost of products sold	3,837	6,233
Service, rental and maintenance	177,120	151,930
Selling and marketing	43,902	38,828
General and administrative	127,877	96,667
Severance and restructuring	4,586	6,429
Depreciation, amortization and accretion	73,299	48,688

Total operating expenses	430,621	348,775

% of total revenue	86.5%	82.1%

Operating income	67,073	75,849

% of total revenue	13.5%	17.9%

Interest income, net	3,868	3,448
Other income, net	800	2,150

Income before income tax expense	71,741	81,447
Income tax expense	31,560	86,645

Net income (loss)	$40,181	$(5,198)

Basic net income (loss) per common share	$1.47	$(0.19)

Diluted net income (loss) per common share	$1.46	$(0.19)

Basic weighted average common shares outstanding	27,399,811	27,442,444

Diluted weighted average common shares outstanding	27,580,866	27,442,444

Reconciliation of operating income to EBITDA (b):
Operating income	$67,073	$75,849
Add back: Depreciation, amortization and accretion	73,299	48,688

EBITDA	$140,372	$124,537

% of total revenue	28.2%	29.3%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.